Exhibit 99.1

             NEOMAGIC(R) CORPORATION REPORTS Q1 FISCAL 2006 RESULTS

    SANTA CLARA, Calif., June 9 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC), a pioneer in Applications Processors for multimedia-rich mobile phones and other wireless handheld systems, today reported its first quarter fiscal 2006 financial results. Net sales for the first quarter of fiscal 2006, ended April 30, 2005, were $299 thousand, compared to net sales of $222 thousand for the fourth quarter of fiscal 2005. Net loss for the first quarter of fiscal 2006 was $1.6 million, or a loss of $0.05 per share, compared to a net loss of $8.6 million, or a loss of $0.26 per share, in the fourth quarter of fiscal 2005. During the quarter, the Company recorded a $3.5 million gain on the sale of unused patents.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO )
    "We are happy about the $3.5 million gain on the sale of patents during the first quarter. This gain reduced our net loss and cash burn during the quarter and demonstrated a non-dilutive way for us to raise capital. Looking forward, we are excited about the progress of our customer engagements, our market opportunities and the way our solutions address market needs," said Douglas Young, president and chief executive officer of NeoMagic.

    Conference Call Highlights
    First quarter fiscal 2006 highlights to be covered on NeoMagic's quarterly conference call include the following:

     -- NeoMagic's Digital Mobile Broadcast (TV on mobile device) solution positions the Company to serve a market expected to grow rapidly and generate significant revenue opportunities for NeoMagic.
     -- NeoNode, a Swedish Mobile Phone Manufacturer, has the potential to drive
        NeoMagic's MiMagic 5 revenue during the second half of calendar year
        2005.
     -- During the first quarter, one of NeoMagic's ODM partners told the Company about a new OEM customer that expects to begin shipping a MiMagic 5-based phone during the fourth quarter of calendar year 2005.
     -- Another ODM program with a Top Five Mobile Phone OEM that was discussed last quarter continues to move forward.
     -- The MiMagic 6-based feature phone program at Compal Communications continues to move forward.
     -- NeoMagic continues to work with two OEMs in Japan on digital TV phones. -- The Company continues to work with a major phone carrier that is considering the MiMagic 6 for a 3G phone platform.
     -- The Company has efforts underway to raise additional cash through the sales and licensing of its unused patent portfolio.
     -- The Company expects cash expenditures to be in the $5 million range during the second quarter of fiscal year 2006.

    Dial-in Information
    NeoMagic will hold its first quarter fiscal 2006 conference call to discuss the information contained in this press release today at 2:00 p.m. PDT (5:00 p.m. EDT). The call can be accessed via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing 866-206-5917 in the US and 703-639-1106 internationally. There is no passcode. There will be an audio replay through June 16, 2005, which can be accessed by dialing 888-266-2081 in the US and 703-925-2533 internationally. The passcode for the replay is 709396.

    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents
(www.streetevents.com).

    About NeoMagic
    NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with its Applications Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance. The company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions. Information on the company may be found on the World Wide Web at www.neomagic.com.

    This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company's revenue opportunities, the Company's expectations of quarterly cash expenditures in the second quarter of fiscal year 2006 and the Company's ability to raise cash through sales and licensing of its unused patent portfolio. These statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones developed and marketed by customers that use the Company's products, customer's plans to develop smart phones and feature phones, the acceptance of advanced multimedia services such as H.264 television on mobile phones, and the Company's ability to execute product and technology development plans on schedule. NeoMagic makes no representation that current or future design wins will result in revenue for NeoMagic. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company.

    NOTE: NeoMagic, and the NeoMagic circle logo are registered trademarks, and MiMagic is a trademark, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                                        Three Months Ended
                                            ------------------------------------------
                                              April 30,     January 31,     April 30,
                                                2005           2005           2004
                                            ------------   ------------   ------------
Net sales                                   $        299   $        222   $        651

Cost of sales                                        332            773            715
Impairment of certain licensed
 intellectual property                                 0             89              0
Gross loss                                           (33)          (640)           (64)

Operating expenses:

Research and development                           3,083          4,332          4,868
Sales, general and administrative                  1,790          1,784          2,140
Gain on sale of patents                           (3,481)             0              0
Impairment of certain licensed
 intellectual property                                 0          1,437              0

Total operating expenses                           1,392          7,553          7,008

Loss from operations                              (1,425)        (8,193)        (7,072)

Interest income and other                            117             97            103
Interest expense                                    (288)          (284)           (24)

Loss before income taxes                          (1,596)        (8,380)        (6,993)

Income tax provision                                  49            177              7

Net loss                                    $     (1,645)  $     (8,557)  $     (7,000)

Basic and diluted net loss per share        $      (0.05)  $      (0.26)  $      (0.22)

Weighted common shares outstanding                33,235         33,065         32,077

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                 April 30,     January 31,
                                                   2005           2005
                                               ------------   ------------
ASSETS

Current assets:
Cash and cash equivalents                      $     15,677   $      8,944
Short-term investments                                8,381         16,082
Accounts receivable, net                                 55             12
Inventory                                               228            376
Other current assets                                    874            792
Total current assets                                 25,215         26,206

Property, plant and equipment, net                    3,425          3,835
Other assets                                            587            673

Total assets                                   $     29,227   $     30,714

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                               $      1,004   $      1,084
Compensation and related benefits                     1,299          1,017
Income taxes payable                                  3,895          3,851
Other accruals                                          212            225
Current portion of capital lease obligations          1,167          1,602
Total current liabilities                             7,577          7,779

Capital lease obligations                             2,044          2,004
Mandatorily redeemable preferred stock                3,168          2,971
Other long-term liabilities                              12              0

Stockholders' equity:
Common stock                                             33             33
Additional paid-in-capital                           95,386         95,606
Deferred compensation                                  (959)        (1,280)
Accumulated other comprehensive loss                     (4)           (14)
Accumulated deficit                                 (78,030)       (76,385)
Total stockholders' equity                           16,426         17,960

Total liabilities and stockholders' equity     $     29,227   $     30,714

SOURCE  NeoMagic Corporation
    -0-                             06/09/2005
    /CONTACT: Scott Sullinger, Chief Financial Officer of NeoMagic Corporation, +1-408-486-3879/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO
              AP Archive:  http://photoarchive.ap.org
                 PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.neomagic.com /